Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 26, 2004, included in this Form 10-K, into WidePoint Corporation’s previously filed Registration Statement on Form S-8 (File No. 333-55993).

/s/ GRANT THORNTON LLP

Chicago, Illinois
March 30, 2004

F-19